Exhibit 10.4

ATHENE HOLDING LTD.
2019 SHARE INCENTIVE PLAN

Restricted Share Award Notice (Outside Directors)
[Participant Name]

You have been awarded a restricted share award with respect to Class A common shares of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), pursuant to the terms and conditions of the Athene Holding Ltd. 2019 Share Incentive Plan (the “Plan”) and the Restricted Share Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Share Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Shares Subject to Award:
[Number of Awards Granted] Class A common shares, par value $0.001 per share, of the Company (the “Common Shares”), subject to adjustment as provided in Section 6.2 of the Agreement. The purchase price is $0.001 per share (the “Purchase Price”). You agree to allow the Company to deduct the Purchase Price from any amount then or thereafter payable by the Company to you, as a condition to receipt of the Restricted Shares.

Grant Date:	[Grant Date]

Vesting Inception Date:	January 1 of the year of grant

Vesting Schedule:
Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company or any of its Subsidiaries, the Award shall vest on the one-year anniversary of the Vesting Inception Date with respect to one hundred percent (100%) of the number of Common Shares subject thereto on the Grant Date, provided you have not experienced a Termination of Relationship prior to such date.

If you experience a Termination of Relationship prior to the first anniversary of the Vesting Inception Date for any reason, the Award shall be forfeited and shall be canceled by the Company; provided, however, that upon the occurrence of a Change in Control prior to your Termination of Relationship, the Award shall become immediately and fully vested as of the effective date of such Change in Control; provided further that if your Termination of Relationship is due to your death or Disability, the Award shall become immediately and fully vested as of the effective date of such Termination of Relationship. For purposes of this Agreement, “Disability” means: (i) if at the time of termination you are party to a written employment agreement with the Company, any of its Subsidiaries or the Asset Management Company which defines such term, the meaning given in such employment agreement; and (ii) in all other cases, a physical or mental impairment which, as reasonably determined by the Committee, renders you unable to perform the essential functions of your employment with your employer, even with reasonable accommodation that does not impose an undue hardship on your employer, for more than 90 days in any 180-day period, unless a longer period is required by federal or state law, in which case that longer period would apply.

Exhibit 10.4

ATHENE HOLDING LTD.

Name: James R. Belardi
Title: CEO, Athene Holding Ltd.

Acknowledgment, Acceptance and Agreement:
By signing below and returning this Award Notice to Athene Holding Ltd. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of the Agreement and the Plan.

[Electronic Signature]
______________________________
[Participant Name]

______________________________
[Acceptance Date]

Athene Holding Ltd.
c/o Athene Employee Services, LLC
Attn: Kristi Burma, SVP of Human Resources
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862

Exhibit 10.4

ATHENE HOLDING LTD.
2019 SHARE INCENTIVE PLAN
Restricted Share Award Agreement
Athene Holding, Ltd., a Bermuda exempted company limited by shares (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the “Grant Date” (as defined in the Award Notice), pursuant to the provisions of the Athene Holding Ltd. 2019 Share Incentive Plan (the “Plan”), a restricted share award (the “Award”) with respect to the number of the Company’s Class A common shares, par value $0.001 per share (the “Common Shares”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth below, in the Award Notice and in the Plan.  Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless Holder shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement pursuant to procedures established by the Committee). By acceptance of this Award, Holder shall be deemed to appoint, and does so appoint by execution of the Award Notice, the Company and each of its authorized representatives as Holder’s attorney(s) in fact to (a) effect any transfer to the Company of the Common Shares subject to this Award (the “Restricted Shares”) that are forfeited to the Company and (b) execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.
2.Restriction Period and Vesting.  Except as otherwise provided in this Agreement, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). Upon the forfeiture of any Restricted Shares, such forfeited Restricted Shares shall be automatically transferred to the Company (without consideration) as of the date of such forfeiture, without any action by Holder. The Company may exercise its powers under the Plan and this Agreement and take any other action necessary or advisable to evidence such transfer.
3.Rights as a Shareholder. Holder shall not have any rights of a shareholder with respect to the Restricted Shares, including the right to vote, until such time as the Restricted Shares have become vested in accordance with Section 2; provided, however, that in the event the Company declares a dividend or other distribution with respect to Restricted Shares subject to this Award after the Grant Date, such dividend or other distribution shall be (a) deposited with the Company and held for the benefit of Holder, (b) subject to the same restrictions as the Restricted Shares with respect to which such dividend or other distribution was made and (c) delivered to Holder only upon the vesting of such Restricted Shares. If Holder forfeits any unvested Restricted Shares, Holder shall also forfeit any payments related to any dividends or other distributions otherwise deliverable in connection with the forfeited Restricted Shares.
4.Issuance and Delivery of Shares. The Company shall issue the Restricted Shares in book entry form, registered in the name of Holder with notations regarding the applicable restrictions on transfer imposed under the Plan and this Agreement until the Restricted Shares subject to the Award have become vested. Notwithstanding the foregoing, the Company, at its option, may hold the Restricted Shares in a Company controlled account until the Restricted Shares have vested. Promptly after the date any Restricted Shares become vested pursuant to Section 2, the Company shall remove the applicable notations regarding restrictions imposed by the Plan and/or this Agreement on the transfer of the Restricted Shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance. Holder shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.
5.Transfer Restrictions and Investment Representations.
5.1.    Nontransferability of Restricted Shares and Award. Neither the Award nor any Restricted Shares subject to this Award may be transferred by Holder other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Committee or, to the extent permitted by the Committee, to a trust or entity established for estate planning purposes. Except as permitted by the foregoing sentence, neither the Award nor any Restricted Shares subject to this Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award or any Restricted Shares subject to the Award, the Award and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. Holder hereby represents and covenants that (a) any Common Shares acquired pursuant to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Holder shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (i) is true and correct as of the date of any vesting of any shares hereunder or (ii) is true and correct as of the date of any sale of any such shares, as applicable.

Exhibit 10.4

As a further condition precedent to the delivery to Holder of any Common Shares subject to the Award, Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6.Additional Terms and Conditions
6.1.    Taxes. Holder understands that, as a non-employee director, Holder is solely responsible for all tax consequences to Holder in connection with this Award.
6.2.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or applicable successor guidance) that causes the per share value of a Common Share to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of the Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
6.3.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Common Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action incidental thereto is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Common Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.
6.4.    Awards Subject to Reduction for 280G. The Award and any Common Shares, other securities, cash or other property delivered pursuant to the Award or otherwise (including any payment, benefit or distribution of any type to or for the benefit of Holder which is paid, payable, provided or to be provided, distributed or distributable pursuant to any other agreement, arrangement, plan or program) are subject to reduction pursuant to any policy which the Company may adopt from time to time to avoid the potential adverse tax consequences that may be imposed on the Company or Holder pursuant to Section 280G and/or Section 4999 of the Code.
6.5.    Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by Holder, or any provision of this Agreement or the Plan, give or be deemed to give Holder any right to continue to serve, to be elected or reelected to serve or to be nominated to serve as a director of the Company, the Asset Management Company or any of their Subsidiaries or affiliates.
6.6.    Decisions of Board or Committee. The Committee (or Board, as applicable) shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee (or Board, as applicable) regarding the Plan, the Award Notice or this Agreement shall be final, binding and conclusive.
6.7.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.8.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Athene Holding Ltd., c/o Athene Employee Services, LLC, Attn: Kristi Burma, SVP of Human Resources, 7700 Mills Civic Parkway, West Des Moines, IA 50266-3862, and if to Holder, to the last known mailing address of Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.9.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.10.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. Holder hereby acknowledges receipt of a copy of the Plan.

Exhibit 10.4

6.11.    Entire Agreement. This Agreement, including the Award Notice, and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.
6.12.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
6.13.    Amendment and Waiver. The provisions of this Agreement may not be amended without the written consent of Holder where such amendment would materially impair Holder’s rights under this Agreement. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.14.    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
6.15.    Minimum Ownership and Holding Requirements. Holder hereby agrees to comply with such minimum equity ownership requirements, equity holding period requirements and other policies applicable to the Company’s directors as the Committee or the Board may in its reasonable judgment adopt from time to time.